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                                                                    EXHIBIT 4(d)

                       THIRD AMENDMENT TO CREDIT AGREEMENT


         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of May 11, 2001 (the "Effective Date"), is entered into by and among MPW Industrial Services Group, Inc. ("MPW Group"), Aquatech Environmental, Inc., each of the other Subsidiaries of MPW Group listed on the Schedule of Subsidiary Borrowers attached hereto, the Lenders listed on the signature pages of this Amendment, Bank One, NA (Main Office Columbus), as Administrative Agent and LC Issuer, and National City Bank, as Documentation Agent.

                             Background Information
                             ----------------------

         A. Borrowers, Lenders, Administrative Agent, LC Issuer and Documentation Agent entered into a certain Credit Agreement, dated as of October 20, 1999, as amended by a (i) First Amendment to Credit Agreement and Other Loan Documents, dated as of July 17, 2000, and (ii) Second Amendment to Credit Agreement, dated as of November 10, 2000 (such credit agreement, as so amended, the "Agreement").

         B. Lenders have extended a revolving line of credit loan (the "Revolving Loan") to Borrowers in the maximum principal amount of $70,000,000 pursuant to the Agreement.

         C. Borrowers have requested certain amendments to the Agreement and to the terms of the Revolving Loan, and Lenders are willing to consent to such request, upon and subject to the terms and conditions set forth herein.

         D. MPW Group has advised Administrative Agent of its desire to enter into a Stock Purchase Agreement (the "Filtration Agreement") with CLARCOR, Inc. and CLARCOR Filtration Products, Inc. whereby MPW Group and its subsidiaries will sell all of the issued and outstanding equity interests or shares of capital stock (the "Sale Event") of MPW Filtration Management Services Corp., an Ohio corporation ("MPW Filtration"), ESI International, Inc., an Ohio corporation, ESI-North Limited, an Ohio limited liability company, Gauthier Enterprises, Inc., a Michigan corporation, and MPW Industrial, Sociedad de Responsibilidad Limitada de Capital Variable, a Mexican limited liability company (collectively, the "Filtration Entities"), each a Borrower or Guarantor. Prior to the consummation of the Sale Event, Borrowers and Guarantors desire to effect an internal reorganization (the "Filtration Reorganization") of the Filtration Entities such that each of the Filtration Entities, other than MPW Filtration, will become a direct or indirect subsidiary of MPW Filtration.

         E. MPW Group has requested the consent of Lenders to the Sale Event and the Filtration Reorganization.

         F. Lenders are willing to consent to the Sale Event and the Filtration Reorganization, which requires that, simultaneously with the consummation of the Sale Event, (i) the Filtration Entities be released from their respective obligations under the Agreement, the Security Agreement and the other Loan Documents, and (ii) all security interests, liens and pledges granted by the

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Filtration Entities with respect to their respective property to Administrative
Agent for the benefit of Lenders pursuant to the Security Agreement be terminated and released.

                                   Provisions
                                   ----------

         NOW, THEREFORE, in consideration of their mutual agreements hereunder and under the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Administrative Agent, Lenders, Documentation Agent and LC Issuer, hereby agree as follows:

         1. CAPITALIZED TERMS. Except as otherwise defined herein, the capitalized terms used herein shall have the same meanings as set forth in the Agreement.

         2.       AMENDMENT OF THE AGREEMENT; OTHER MATTERS.

                  2.1.     DEFINITIONS.

                           (a)      The following definition set forth in
                  Article I of the Agreement shall be amended in its entirety to provide as follows:

                                    ""Consolidated Net Income" means, with
                           reference to any period, the net income (or loss) from continuing operations of the Borrowers and their Subsidiaries calculated on a consolidated basis for such period. For purposes of this definition, "continuing operations" shall be the continuing operations of the Borrowers as set forth in MPW Group's Form 10-Q filing made with the Securities and Exchange Commission for the fiscal quarter ended March 31, 2001. "

                           (b) The following new definition shall be added in alphabetical order to Article I of the Agreement:

                                    ""Filtration Division" means MPW Filtration
                           Management Services Corp., ESI International, Inc., ESI-North Limited, Gauthier Enterprises, Inc. and MPW Industrial, Sociedad de Responsibilidad Limitada de Capital Variable."

                  2.2. REDUCTION OF AGGREGATE COMMITMENT AND EACH LENDER'S COMMITMENT.

                           (i) Borrowers have requested that the Aggregate Commitment be reduced from $70,000,000 to $47,500,000 upon the earlier to occur of (x) the date the Sale Event is consummated, and (y) August 10, 2001, and upon such earlier occurrence, the Aggregate Commitment shall be reduced to $47,500,000, and the Commitment of each Lender shall be reduced on a pro rata basis, and the Commitment of each Lender then shall be as follows:

                           Lender                                Commitment
                           ------                                ----------
                           Bank One, NA                          $19,000,000



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                           National City Bank                     16,625,000
                           LaSalle Bank National Association       5,937,500
                           Suntrust Bank                           5,937,500

                           (ii) On the effective date of the reduction of the Aggregate Commitment pursuant to subsection (i) above, Borrowers shall prepay Advances to the extent, if any, the then Aggregate Outstanding Credit Exposure exceeds the Aggregate Commitment as so reduced.

                           (iii) If the Sale Event is consummated, the Borrowers shall furnish to Administrative Agent a summary report regarding the calculation of the net proceeds realized from the Sale Event as soon as possible, but in any event within 120 days after the closing date of the Sale Event. In addition to the reduction of the Aggregate Commitment in accordance with subsection (i) above, if the net proceeds of the Sale Event as so reported exceed $22,500,000, the Aggregate Commitment shall be further reduced to the extent the net proceeds of the Sale Event exceed $22,500,000, with such reduction being rounded to the nearest multiple of $100,000, provided that the Aggregate Commitment shall not be reduced to less than $45,000,000. Any such additional reduction in the Aggregate Commitment shall be effective five (5) Business Days after the receipt by Administrative Agent of such summary report and the Commitment of each Lender shall be reduced on a pro rata basis on such date.

                           (iv) On the effective date of any reduction of the Aggregate Commitment pursuant to subsection (iii) above, Borrowers shall prepay Advances to the extent, if any, the then Aggregate Outstanding Credit Exposure exceeds the Aggregate Commitment as so reduced.

                           (v) Borrowers acknowledge and agree that because of this request and their previous request dated August 30, 2000 to reduce the Aggregate Commitment, Borrowers' option to propose an increase in the Aggregate Commitment pursuant to Section 2.22 of the Agreement has been terminated.

                  2.3. REFERENCE TO SECTION. The reference to "Section 2.19" in the definition of "Response Date" set forth in Article I of the Agreement is hereby amended to be a reference to "Section 2.20(i)".

                  2.4.     EXTENSION OF FACILITY TERMINATION DATE.

                           (i) The period during which Borrowers have the option to request an extension of the Facility Termination Date as set forth in Section 2.20(i) of the Agreement shall be reduced from one-year to six months prior to the Facility Termination Date and the first sentence of Section 2.20(i) of the Agreement shall be amended in its entirety to provide as follows:

                           "The Borrowers may request a one-year extension of
                  the Facility Termination Date by submitting a request for an extension to the Administrative Agent (an

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                  "Extension Request") no more than 60 days prior to the date which is six months prior to the Facility Termination Date."


                           (ii) The option of Borrowers to request an additional one-year extension of the Facility Termination Date as set forth in
         Section 2.20(ii) of the Agreement is terminated, and (x) Section 2.20(ii) of the Agreement shall be deleted in its entirety and replaced with "[Intentionally omitted].", and (y) the definitions of "Second Extension Request" and "Second Response Date" set forth in Article I of the Agreement shall be deleted in their entireties.

                  2.5. RELEASE OF COLLATERAL. The agreement of Lenders to release the Property from the Lien granted by the Collateral Documents upon the occurrence of certain events as set forth in Section 2.23 of the Agreement is terminated, the last two sentences of Section 2.23 of the Agreement shall be deleted in their entireties, and the following new sentence shall be added to the end of Section 2.23 of the Agreement:

                           "The Administrative Agent shall be authorized and
                  permitted to execute and deliver to the Borrowers on the Lenders' behalf any agreements, documents or instruments as shall be necessary or appropriate to effect releases of collateral with respect to leases, sales or other dispositions of the Borrowers' Property which are permitted by Section 6.13."

                  2.6. ACCOUNTS RECEIVABLE AGING SUMMARIES AND REPORTS. After the Effective Date, Borrowers shall furnish to Administrative Agent monthly accounts receivable aging reports and Section 6.1(viii) of the Agreement shall be renumbered to be Section 6.1(ix) and the following new Section 6.1(viii) shall be added to the Agreement:

                           "(viii) Within 20 days after the end of each calendar month, an accounts receivable aging summary as of the end of such month for Borrowers and their Subsidiaries, on a consolidated basis, which summary shall be in form and substance satisfactory to Administrative Agent; and thereafter, upon request of Administrative Agent, a detailed accounts receivable aging report as of the end of any such month for Borrowers and their Subsidiaries, on a consolidated basis, which report shall be in form and substance satisfactory to Administrative Agent."

                  2.7. INDEBTEDNESS. As of the Effective Date, (x) permitted Subordinated Indebtedness shall be reduced from $10,000,000 to $5,000,000, and (y) permitted Indebtedness secured by purchase money Liens shall be reduced from $2,500,000 to $1,000,000, and Sections 6.11(iii) and (iv) of the Agreement shall be amended in their entireties to provide as follows:

                           "(iii) Subordinated Indebtedness in an aggregate amount not exceeding $5,000,000 at any time.

                           (iv) Indebtedness in an aggregate amount not exceeding $1,000,000 at any time which is secured by purchase money Liens."


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                  2.8.     SALE OF ASSETS. As of the Effective Date, leases,
sales and other dispositions of Property permitted by Section 6.13(ii) of the Agreement shall be reduced from $5,000,000 to $500,000, and Section 6.13(ii) of the Agreement shall be amended in its entirety to provide as follows:

                           "(ii) Leases, sales or other dispositions of its Property, the proceeds of which that, together with all other Property of the Borrowers and their Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during any fiscal year of the Borrowers, does not exceed $500,000; provided, however, such leases, sales and disposition may exceed $500,000 if the Borrowers make a mandatory prepayment of Advances in an amount equal to 100% of the net proceeds in excess of $500,000 realized from such leases, sales and dispositions.

                  2.9. INVESTMENTS AND ACQUISITIONS. As of the Effective Date, Acquisitions in amounts not exceeding annual and per Acquisition baskets as set forth in Section 6.14(iii) of the Agreement shall no longer be permitted and any Acquisitions (other than Acquisitions permitted by Sections 6.14(i) and (ii)) shall require the approval of all Lenders, and

                           (i) Section 6.14(iii) of the Agreement shall be deleted in its entirety and replaced with "[Intentionally omitted]", and

                           (ii) Section 6.14(iv) of the Agreement shall be amended in its entirety to provide as follows:

                                    "(iv)   Acquisitions approved by all
                           Lenders."

                  2.10. CAPITAL EXPENDITURES. As of the Effective Date, the limitation on Capital Expenditures by Borrowers and their Subsidiaries set forth in Section 6.16 of the Agreement shall be modified, and Section 6.16 of the Agreement shall be amended in its entirety to provide as follows:

                           "6.16.   CAPITAL EXPENDITURES.

                           (i) Excluding Capital Expenditures for the Filtration Division, each Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of $6,000,000 for Capital Expenditures during any one fiscal year in the aggregate for Borrowers and their Subsidiaries, provided, however:

                                            (x)  if such Capital Expenditures
                                                 are less than $6,000,000 during
                                                 fiscal year 2001, the unused
                                                 available amount, up to
                                                 $1,000,000, may be carried over
                                                 to the first fiscal quarter of
                                                 fiscal 2002;


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                                            (y)  if Consolidated EBITDA (on a
                                                 cumulative basis commencing on
                                                 April 1, 2001) for the
                                                 Borrowers and their
                                                 Subsidiaries for the (1) three
                                                 consecutive fiscal quarters
                                                 ending December 31, 2001,
                                                 and/or (2) four consecutive
                                                 fiscal quarters ending March
                                                 31, 2002, exceeds the minimum
                                                 amounts required to be
                                                 maintained in accordance with
                                                 Sections 6.25.4(iii) and (iv),
                                                 respectively, additional
                                                 Capital Expenditures may be
                                                 made by the Borrowers and their
                                                 Subsidiaries in an amount up to
                                                 such excess during fiscal year
                                                 2002; and

                                            (z)  such Capital Expenditures shall
                                                 not exceed $2,500,000 during
                                                 any fiscal quarter of fiscal
                                                 year 2002, provided that the
                                                 unused available amount may be
                                                 carried over from one fiscal
                                                 quarter to the next fiscal
                                                 quarter of fiscal year 2002.

                           (ii) With respect to the Filtration Division, each Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of the following amounts for Capital Expenditures during any one fiscal year in the aggregate for Borrowers and their Subsidiaries: (x) $2,000,000 during fiscal year 2001; and (y) $250,000 during fiscal year 2002.

                           (iii)    Notwithstanding any other provision of this
                                    Section 6.16, Capital Expenditures during any fiscal year for the Borrowers and their Subsidiaries shall not exceed the sum of (x) $8,000,000, plus (y) the unused available amount, up to $1,000,000, permitted to be carried over from fiscal year 2001 to the first fiscal quarter of fiscal 2002 as provided in subsection (i)(x) of this
                                    Section 6.16."

                  2.11.    INTEREST COVERAGE RATIO.

                           (a) Pursuant to Section 6.25.1 of the Agreement,
                  Borrowers covenant that Borrowers and their Subsidiaries will maintain the ratio of Consolidated EBIT to Consolidated Interest Expense, determined as of the end of each fiscal quarter, at a certain minimum ratio, which covenant has been violated with respect to the fiscal quarter ended March 31, 2001. Therefore, compliance with such Section 6.25.1 of the Agreement is waived by Lenders for the fiscal quarter ending March 31, 2001.

                           (b) The ratio of Consolidated EBIT to Consolidated
                  Interest Expense required to be maintained by Borrowers and their Subsidiaries as set forth in Section 6.25.1 of the Agreement shall not be tested for the fiscal quarter ending June 30, 2001. As of the Effective Date, such ratio of Consolidated EBIT to Consolidated


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                  Interest Expense shall be modified, and Section 6.25.1 of the
                  Agreement shall be amended in its entirety to provide as follows:

                                    "6.25.1. INTEREST COVERAGE RATIO. The
                           Borrowers will not permit the ratio, (x) determined as of the end of each of their fiscal quarters on a cumulative basis beginning with the fiscal quarter ending September 30, 2001, of (i) Consolidated EBIT to (ii) Consolidated Interest Expense to be less than
                           (A) 1.2 to 1.0 for the fiscal quarter ending
                           September 30, 2001, (B) 1.4 to 1.0 for the two consecutive fiscal quarters ending December 31, 2001,
                           (C) 1.6 to 1.0 for the three consecutive fiscal quarters ending March 31, 2002, and (D) 1.8 to 1.0 for the four consecutive fiscal quarters ending June 30, 2002, and (y) determined as of the end of each of their fiscal quarters beginning with the fiscal quarter ending September 30, 2002 for the then most-recently ended four fiscal quarters, of (i) Consolidated EBIT to (ii) Consolidated Interest Expense to be less than 2.0 to 1.0.

                  2.12.    LEVERAGE RATIO.

                           (a) Pursuant to Section 6.25.2 of the Agreement,
                  Borrowers covenant that Borrowers and their Subsidiaries will maintain the ratio of (i) Consolidated Funded Indebtedness to
                  (ii) Consolidated EBITDA, determined as of the end of each fiscal quarter, at a certain maximum ratio, which covenant has been violated with respect to the fiscal quarter ended March 31, 2001. Therefore, compliance with such Section 6.25.2 of the Agreement is waived by Lenders for the fiscal quarter ending March 31, 2001.

                           (b) The ratio of (i) Consolidated Funded Indebtedness
                  to (ii) Consolidated EBITDA required to be maintained by Borrowers and their Subsidiaries as set forth in Section
                  6.25.2 of the Agreement shall not be tested for the fiscal quarters ending June 30, 2001, September 30, 2001 and December 31, 2001, and testing of such ratio of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA shall resume beginning with the fiscal quarter ending March 31, 2002.

                  2.13.    MINIMUM NET WORTH.

                           (a) Pursuant to Section 6.25.3 of the Agreement,
                  Borrowers covenant that Borrowers and their Subsidiaries will maintain a certain minimum Consolidated Net Worth, which covenant has been violated with respect to the fiscal quarter ended March 31, 2001. Therefore, compliance with such Section
                  6.25.3 of the Agreement is waived by Lenders for the period commencing March 31, 2001 and ending on the day prior to the Effective Date.

                           (b) As of the Effective Date, the minimum
                  Consolidated Net Worth required to maintained by Borrowers and their Subsidiaries as set forth in Section 6.25.3 of the Agreement shall be modified, and Section 6.25.3 of the Agreement shall be amended in its entirety to provide as follows:


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                                    "6.25.3. MINIMUM NET WORTH. The Borrowers
                           will at all times maintain Consolidated Net Worth of not less than the sum of (i) 90% of Consolidated Net Worth as at March 31, 2001, but in no event less than $34,250,000, plus (ii) (x) 75% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending June 30, 2001 (without deduction for losses), and (y) 100% of the net proceeds from the issuance and sale of equity securities of any Borrower or any Subsidiary."

                  2.14.    MINIMUM CONSOLIDATED EBITDA. The following new
Section 6.25.4 shall be added to the Agreement, which new section is with respect to Borrowers and their Subsidiaries maintaining minimum Consolidated
EBITDA:

                           "6.25.4. MINIMUM CONSOLIDATED EBITDA . The Borrowers
                  will not permit Consolidated EBITDA determined as of the end of each of their fiscal quarters to be less than (i) $2,700,000 for the fiscal quarter ending June 30, 2001, (ii) $5,450,000 for the two consecutive fiscal quarters ending September 30, 2001, (iii) $8,750,000 for the three consecutive fiscal quarters ending December 31, 2001, and (iv) $12,000,000 for the four consecutive fiscal quarters ending March 31, 2002."

                  2.15.    EVENTS OF DEFAULTS.

                           (i) The reference to "$1,000,000" in Section 7.5 of the Agreement shall be amended in its entirety to be a reference to "$500,000".

                           (ii) The reference to "$3,000,000" in Section 7.9 of the Agreement shall be amended in its entirety to be a reference to "$1,500,000".

                           (iii)    The reference to "$3,000,000" in Section
                  7.10 of the Agreement shall be amended in its entirety to be a reference to "$1,500,000".

                  2.16. PRICING SCHEDULE. On the Effective Date, the Pricing Schedule to the Agreement is hereby deleted in its entirety and replaced with the Pricing Schedule attached hereto as Exhibit A and all references in the Agreement to the Pricing Schedule are hereby amended to refer to the Pricing Schedule attached hereto as Exhibit A.

         3. APPLICABLE MARGIN. From the Effective Date until the date the Applicable Margin may be adjusted pursuant to the Agreement with respect to financial information for the fiscal quarter of Borrowers ending March 31, 2002, the Applicable Margin and the Applicable Fee Rate shall not be less than the Applicable Margin and the Applicable Fee Rate applicable to Level V Status as set forth in the Pricing Schedule (which is the amended Pricing Schedule as provided in Section 2.16 hereof).

         4. PAYMENT OF NET PROCEEDS FROM SALE EVENT; RELEASE OF LIENS; ADDENDUM TO AMENDMENT.


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                  (a)     Notwithstanding Section 6.13 or any other provision
         of the Agreement, all net proceeds, which shall not be less than $22,500,000, realized by Borrowers from the consummation of the Sale Event shall be paid to Administrative Agent as a mandatory prepayment of Advances on the date the Sale Event is consummated. If such net proceeds are less than $22,500,000, a Default shall be deemed to have occurred.

                  (b) If such net proceeds paid to Administrative Agent pursuant to subsection (a) above are at least $22,500,000:

                           (i) simultaneously with the consummation of the Sale
                  Event, all security interests, liens and pledges granted by the Filtration Entities with respect to their respective Property to Administrative Agent for the benefit of Lenders pursuant to the Security Agreement shall automatically be terminated and released,

                           (ii) simultaneously with the consummation of the Sale
                  Event, Administrative Agent shall deliver all stock certificates or other certificates evidencing the issued and outstanding shares or equity interest of each Filtration Entity, together with all stock powers, to MPW Group or its designee,

                           (iii) promptly after the consummation of the Sale
                  Event, (x) at Borrowers' cost, Administrative Agent shall prepare and file all necessary terminations and releases of such security interests, liens and pledges, including UCC termination statements, and (y) Administrative Agent shall prepare and execute on behalf of Lenders and enter into with Borrowers an addendum to this Amendment to update and otherwise make necessary changes to all exhibits and schedules to the Loan Documents so that the information concerning the Borrowers contained in such exhibits and schedules is accurate after giving effect to the Sale Event, and

                           (iv) effective as of the consummation of the Sale
                  Event, (x) each of the Filtration Entities shall automatically cease to be a party to the Agreement, the Notes, the Security Agreement and all other Loan Documents, and (y) each of the Filtration Entities shall automatically be released from all obligations, including payment obligations, imposed upon it as a "Borrower" or "Guarantor" under the Agreement, the Notes, the Security Agreement and all other Loan Documents.

                  (c) If the net proceeds exceed $22,500,000 as set forth in the summary report to be furnished to Administrative Agent pursuant to
         Section 2.2(iii) hereof, notwithstanding Section 6.13 or any other provision of the Agreement, such excess net proceeds shall be paid to Administrative Agent as a mandatory prepayment of Advances not later than five (5) Business Days after the receipt by Administrative Agent of such summary report.

         5. REQUIRED RATE MANAGEMENT TRANSACTIONS. Notwithstanding Section 6.21 or any provision of the Agreement, Borrowers, not later than May 31, 2001, will enter into one or more Rate Management Transactions with one or more Lenders providing for a fixed rate of interest on a notional amount of at least $20,000,000 and an average weighted maturity of at least 2 years.


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         6.       TITLES TO MOTOR VEHICLES.

                  (a) Borrowers shall promptly deliver to Administrative Agent, but in any event not later than June 15, 2001, the original of all vehicle title certificates for each vehicle owned by the Borrowers having a net book value of at least $15,000 and, upon request of Administrative Agent, vehicle title certificates for up to 100 vehicles owned by the Borrowers each having a net book value of less than $15,000.

                  (b) All such vehicle title certificates shall be held by Administrative Agent, and if:

                           (i) the Sale Event does not occur by August 31, 2001, or the Sale Event is abandoned or terminated at any time prior to August 31, 2001, Administrative Agent shall be entitled to have the Lien of Administrative Agent noted on each such vehicle title certificate and each Borrower agrees to do all things necessary to have the Lien of Administrative Agent noted on any such certificate; or

                           (ii) the Sale Event occurs by August 31, 2001, Administrative Agent shall return all such vehicle title certificates to Borrowers within 30 days of the date the Sale Event is consummated.

         7.       REAL ESTATE MORTGAGES/DEEDS OF TRUST. In accordance with
Section 2.23 of the Agreement, each Borrower has agreed to grant a Lien in favor of Administrative Agent on each parcel of Real Property owned or leased by it. Each Borrower shall promptly deliver to Administrative Agent, but in any event not later than June 15, 2001, all information and documentation which Administrative Agent may request in connection therewith with granting of Liens as to each such parcel. Upon the receipt of such information and documentation, Administrative Agent shall cause appropriate mortgages, deeds of trust or other necessary documentation to be prepared to grant such Liens and each Borrower agrees to execute and deliver to Administrative Agent all such mortgages, deeds of trust or other necessary documentation.

         8. RELEASE OF EXISTING LIENS IN CONNECTION WITH SALE TRANSACTION. The Lenders consent to the sale of equipment and other goods having an aggregate value of approximately $125,000 by MPW Industrial Services, Inc. to Straightline Optical Services, Inc., and Administrative Agent shall, and hereby is authorized and permitted by Lenders to, execute and deliver to the Borrowers on the Lenders' behalf any agreements, documents or instruments as shall be necessary or appropriate to effect releases of Liens on such equipment and other goods.

         9. REVISED UCC ARTICLE 9. Each Borrower hereby agrees, in anticipation of the possible application, in one or more jurisdictions, to the transactions contemplated by the Agreement and the Security Agreement, of the Revised Article 9 of the Uniform Commercial Code in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and contained in the 2000 official text of Revised Article 9 ("Revised Article 9"), as follows:


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                  (a)      In applying the law of any jurisdiction in which
         Revised Article 9 is in effect, the Collateral (as defined in the Security Agreement) shall consist of all assets of Borrowers whether or not within the scope of Revised Article 9. If any Borrower shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised
         Article 9, such Borrower shall immediately notify Administrative Agent in a writing signed by such Borrower of the brief details thereof and grant to Administrative Agent in such writing a security interest therein and in the proceeds thereof, with such writing to be in form and substance reasonably satisfactory to Administrative Agent.

                  (b) Administrative Agent may at any time and from time to time, pursuant to the provisions of the Security Agreement, file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of the applicable Borrower or words of similar effect and which contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statements, continuation statements or amendments. Each Borrower agrees to furnish any such information to Administrative Agent promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Administrative Agent on behalf of applicable Borrower and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

                  (c) Borrowers shall at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as Administrative Agent may reasonably request as are necessary for Administrative Agent to insure the continued perfection of Administrative Agent's security interest in any of the Collateral with the same priority required by the Agreement and the Security Agreement and the preservation of its rights therein, whether in anticipation of or following the effectiveness of Revised
         Article 9 in any jurisdiction.

                  (d) Nothing contained herein shall be construed to narrow the scope of Administrative Agent's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of Agent or any Lender except (and then only to the extent) mandated by Revised Article 9 to the extent then applicable.

         10. CONDITIONS TO LENDER'S OBLIGATIONS. The agreement of Lenders to enter into this Amendment, and for Lenders to be bound by the terms hereof, are subject to the satisfaction of the following conditions precedent:

                  (a) DELIVERY OF DOCUMENTS. On or prior to the Effective Date, Administrative Agent shall have received the following:

                           (i) a copy of the resolutions (in form and substance
                  satisfactory to Lender) of the board of directors of each Borrower authorizing (A) the execution, delivery and performance of this Amendment and all other documents in connection herewith or therewith, as applicable, and (B) the consummation of the transactions contemplated hereby and thereby, certified by the secretary or an assistant secretary (or other appropriate representative) of each Borrower. Each such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date hereof; and

                           (ii) such other certificates, documents and other
                  items as Administrative Agent, in its reasonable discretion, deems necessary or desirable.

                  (b) AMENDMENT FEE. Borrowers shall pay to Administrative Agent, for the ratable benefit of Lenders, an amendment fee in the amount set forth in the fee letter of even date herewith.

                  (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Borrowers in this Amendment shall be true and correct in all material respects as of the date of this Amendment.

         11. EXHIBITS AND SCHEDULES. Each Borrower confirms and warrants that the information set forth in all schedules and exhibits to the Agreement is true, accurate and complete as of the date hereof.

         12. REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. Each Borrower hereby represents and warrants to Lenders and Administrative Agent that the following are true and correct as of the date of this Amendment:

                  (a) the representations and warranties of each Borrower contained in the Agreement are true and correct on and as of the date of this Amendment as if made on and as of such date, unless stated to relate to a specific earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date;

                  (b) all financial statements and information of Borrowers provided to Administrative Agent and Lenders are true, accurate and complete in all material respects as of the date of, and for the periods covered by, such financial statements and information;

                  (c) neither this Amendment nor any other document, certificate or written statement furnished to Administrative Agent and/or Lenders or to special counsel to Administrative Agent by or on behalf of any Borrower in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading;

                  (d) each Borrower has full power and authority (i) to execute, deliver and perform this Amendment, and (ii) to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper action by each Borrower;

                  (e) no consent, waiver or authorization of, or filing with, any person, entity or governmental authority is required to be made or obtained by any Borrower in connection with the execution, delivery, performance, validity or enforceability of this Amendment;

                  (f) this Amendment constitutes the legal, valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms;

                  (g) giving effect to the changes to the Agreement contemplated by this Amendment, no Unmatured Default nor Default has occurred and is continuing;

                  (h) no event has occurred which would have a Material Adverse Effect; and

                  (i) the execution and delivery by Borrowers of this Amendment and the performance by Borrowers of this Amendment and the transactions contemplated hereby: (i) do not and will not violate any law or regulation; (ii) do not and will not violate any order, decree or judgment by which any Borrower is bound; (iii) do not and will not violate or conflict with, result in a breach of or constitute (with notice, lapse of time, or otherwise) a default under any material agreement, mortgage, indenture or other contractual obligation to which any Borrower is a party, or by which any Borrower's properties are bound; or (iv) do not and will not result in the creation or imposition of any lien upon any property or assets of any Borrower.

13. REAFFIRMATION OF LIABILITY. Subject to the terms and conditions contained herein, each Borrower hereby reaffirms its liability to Lender under the Agreement, the Security Agreement, the Notes, the other Loan Documents and all other agreements and instruments executed by Borrowers for the benefit of Administrative Agent, Lenders, LC Issuer or Documentation Agent in connection with the Agreement and the Revolving Loan (collectively, the "Bank Documents"). Without limiting the generality of the foregoing, each Borrower reaffirms all of its payment obligations, including with respect to the Revolving Loan under the Agreement and the Notes and with respect to the Facility LCs. In addition, each Borrower agrees that Administrative Agent, each Lender, LC Issuer and Documentation Agent have performed all of their obligations under the Bank Documents and that none of Administrative Agent, any Lender, LC Issuer or Documentation Agent is in default under any obligation any of them has or ever did have to any Borrower under the Bank Documents or any other agreement. As a specific inducement and consideration to Lenders, Administrative Agent, LC Issuer and Documentation Agent to enter into this Amendment and agree to the transactions contemplated hereby, each Borrower hereby waives and releases each Lender, Administrative Agent, LC Issuer and Documentation Agent, their respective officers, directors, employees and representatives, from any and all claims or causes of actions, if any, accruing on or before the date hereof and arising out of the past and/or present business relationship among each Borrower and each Lender, Administrative Agent, LC Issuer or Documentation Agent which any Borrower now has or may have or in the future may have against any Lender, Administrative Agent, LC Issuer or Documentation Agent or any of their respective officers, directors, employees or representatives.

         14. EFFECTIVENESS OF AMENDMENT. All of the terms, covenants and conditions of, and the obligations of Borrowers under, the Bank Documents shall remain in full force and effect as amended hereby.

         15. PRESERVATION OF EXISTING SECURITY INTERESTS. Each mortgage, security interest, pledge, assignment, lien or other conveyance or encumbrance of any right, title, or interest in any property of any kind delivered to Administrative Agent for the benefit of Lenders at any time by any Borrower or any other Person in connection with the Bank Documents or to secure the performance of the obligations of Borrowers under the Bank Documents, including pursuant to the Security Agreement, shall remain in full force and effect following the execution of this Amendment.

         16. EXPENSES. Borrowers shall reimburse Administrative Agent and Arranger for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for Administrative Agent and Arranger, which attorneys may be employees of Administrative Agent) paid or incurred by Administrative Agent and Arranger in connection with the preparation, negotiation, execution, delivery, performance, review, amendment, modification, and administration of this Amendment, the Agreement and the other Bank Documents. Borrowers also agree to reimburse Administrative Agent for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for Administrative Agent and Lenders, which attorneys may be employees of Administrative Agent) paid or incurred by Administrative Agent and Lenders in connection with the collection and enforcement of the Agreement and the other Bank Documents.

         17. APPLICABLE LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be construed in accordance with the laws of such state.

         18. SEVERABILITY. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         19. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. AMENDMENTS AND SUPPLEMENTS. This Amendment may not be amended or supplemented except by an instrument in writing executed by Borrowers and Agent.

         21. COVENANTS TO SURVIVE, BINDING AGREEMENT. This Amendment shall be binding upon and inure to the benefit of Borrowers, Lenders, Administrative Agent, LC Issuer and Documentation Agent and their respective successors or assigns; provided, however, that Borrowers may not assign or otherwise dispose of any of their rights or obligations hereunder.

         22. ENTIRE AGREEMENT. This Amendment embodies the entire agreement and understanding among Borrowers, Administrative Agent, Lenders, Documentation Agent and LC

Issuer relating to, and supersedes all prior agreements and understandings among Borrowers, Administrative Agent, Lenders, Documentation Agent and LC Issuer relating to, the subject matter hereof.

         23. HEADINGS. The headings of the sections of this Amendment are for convenience only and shall not affect the meaning or interpretation of this Amendment.

         24. INTERPRETATION. This Amendment is to be deemed to have been prepared jointly by the parties hereto, and any uncertainty or ambiguity existing herein shall not be interpreted against any party but shall be interpreted according to the rules for the interpretation of arm's length agreements.

         25. WAIVER OF JURY TRIAL. EACH BORROWER, ADMINISTRATIVE AGENT, DOCUMENTATION AGENT, LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                   [Balance of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto entered into this Amendment to be effective as of the Effective Date.

                                BORROWERS:

                                MPW Industrial Services Group, Inc.


                                By: /s/ Ira O. Kane
                                    -------------------------------------
                                      Ira O. Kane, President and Chief
                                         Operating Officer


                                Aquatech Environmental, Inc.


                                By:   /s/ Peter G. Schumacher
                                    -------------------------------------
                                     Peter G. Schumacher, Vice President
                                         and Treasurer


                                Each of the Other Borrowers Listed
                                on the Schedule of Subsidiary Borrowers


                                By:  /s/ Ira O. Kane
                                    -------------------------------------
                                      Ira O. Kane, President and Chief
                                         Operating Officer










[Signatures of Lenders, Administrative Agent, LC Issuer and Documentation Agent
                         Continued on Following Pages]

                                   BANK ONE, NA (Main Office Columbus),
                                   as a Lender and as Administrative Agent and LC Issuer


                                   By:   /s/ Steven P. Shepard
                                         --------------------------------------

                                   Name:     Steven P. Shepard
                                         --------------------------------------

                                   Title: First Vice President
                                         --------------------------------------

                                   NATIONAL CITY BANK,
                                   as a Lender and as Documentation Agent

                                   By:   /s/ Brian T. Strayton
                                         --------------------------------------

                                   Name: Brian T. Strayton
                                         --------------------------------------

                                   Title: Vice President
                                         ---------------------------------------

                                   LASALLE BANK NATIONAL ASSOCIATION


                                   By:    /s/ Bijon Jalaie
                                         --------------------------------------

                                   Name:  Bijon Jalaie
                                         --------------------------------------

                                   Title: Assistant Vice President
                                         --------------------------------------

                                   SUNTRUST BANK


                                   By:   /s/ Shelley M. Browne
                                         --------------------------------------

                                   Name: Shelley M. Browne
                                         --------------------------------------

                                   Title: Managing Director
                                         --------------------------------------

                        SCHEDULE OF SUBSIDIARY BORROWERS

MPW Industrial Services, Inc.
MPW Management Services Corp.
MPW Filtration Management Services Corp.
MPW Industrial Water Services, Inc.
MPW Container Management Corp.
MPW Container Management Corp. of Michigan
ESI International, Inc.
ESI-North Limited
Gauthier Enterprises, Inc.
MPW Industrial Services of Indiana, LLC
MPW Industrial Cleaning Corp.

                       CONSENT AND AGREEMENT OF GUARANTORS

         Each of the undersigned, MPW Industrial Services, Ltd. and MPW Industrial, Sociedad de Responsibilidad Limitada de Capital Variable (the "Guarantors"), being a guarantor pursuant to the Subsidiary Guaranty dated as of October 20, 1999 in favor of Lenders (the "Guaranty") whereby each of Guarantors has guaranteed the payment and performance of Borrowers' obligations and indebtedness owed to Lenders, joins in the execution of this Amendment and hereby consents and agrees to the terms, conditions, execution and performance of the this Amendment. Each of Guarantors has read and understands all terms and provisions of the Guaranty, the Bank Documents and this Amendment, and agrees that all of the terms, covenants and conditions of, and the obligations of each of Guarantors under, the Guaranty shall continue in full force and effect and be binding upon Guarantors.

         Each of Guarantors represents and warrants that all representations and warranties contained in the Guaranty are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of this date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         Each of Guarantors hereby reaffirms its liability to Lenders under the Guaranty and all other agreements and instruments executed by each of Guarantors for the benefit of Lenders in connection therewith. Each of Guarantors agrees that Administrative Agent, each Lender, LC Issuer and Documentation Agent have performed all of their obligations under the Bank Documents and that none of Administrative Agent, any Lender, LC Issuer or Documentation Agent is in default under any obligation any of them has or ever did have to either of Guarantors under the Guaranty or the other Bank Documents or any other agreement.

         Each of Guarantors acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, each of Guarantors is not required by the terms of the Guaranty or any other Bank Document to consent to the terms of this Amendment, and (ii) nothing in the Guaranty, this Amendment or any other Bank Document shall require, or be deemed to require, the consent of either of Guarantors to any future amendments to any Bank Document.

GUARANTOR:                                GUARANTOR:

MPW Industrial Services, Ltd.             MPW Industrial, Sociedad de
                                          Responsibilidad Limitada de
                                          Capital Variable

By:   /s/ Ira O. Kane                     By:    /s/ Ira O. Kane
   --------------------------------           ---------------------------
   Ira O. Kane, President and Chief           Ira O. Kane, President and Chief
      Operating Officer                          Operating Officer

                                    EXHIBIT A

                                Pricing Schedule
                                ----------------
                           (on the following 2 pages)

                                PRICING SCHEDULE
      (Applicable Margin and Applicable Fee Rate in basis points per annum)

============================================================================================================
APPLICABLE MARGIN      LEVEL    I    LEVEL    II         LEVEL   III    LEVEL    IV       LEVEL   V
                       STATUS        STATUS              STATUS         STATUS            STATUS
------------------------------------------------------------------------------------------------------------
Eurodollar Rate        200             225                250              275             300
------------------------------------------------------------------------------------------------------------
Floating Rate          37.5            62.5               87.5             112.5           137.5
============================================================================================================


============================================================================================================
APPLICABLE FEE RATE    LEVEL    I    LEVEL    II         LEVEL   III    LEVEL    IV       LEVEL   V
                       STATUS        STATUS              STATUS         STATUS            STATUS
============================================================================================================
Commitment Fee         30              35                 40               45              50

============================================================================================================

         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Financials" means the annual or quarterly financial statements of the Borrowers delivered pursuant to Section 6.1(i) or (ii).

         "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrowers referred to in the most recent Financials, the Leverage Ratio is less than 1.5 to 1.0.

         "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrowers referred to in the most recent Financials, (i) the Borrowers have not qualified for Level I Status and (ii) the Leverage Ratio is less than 2.0 to 1.0.

         "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrowers referred to in the most recent Financials, (i) the Borrowers have not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than 2.5 to 1.0.

         "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrowers referred to in the most recent financials, (i) the Borrowers have not qualified for Level I Status, Level II Status or Level III Status, and (ii) the Leverage Ratio is less than 3.0 to 1.0.

         "Level V Status" exists at any date if the Borrowers have not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

         "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five

Business Days after the Administrative Agent has received the applicable Financials. If the Borrowers fail to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.